EXHIBIT  23.1          CONSENT  OF  WEED  &  CO.  L.P.

                                 WEED & CO. L.P.
     4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA  92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                December 24, 2001


Board of Directors
National Beauty Corp.
4818 W. Commercial Blvd.
Ft. Lauderdale, FL 33319

     Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

     Very truly yours,


                          /s/ April E. Frisby
                              -------------------
                              April E. Frisby
                                   for
                              Weed & Co. L.P.